EXHIBIT 10.31

APPROVAL

of

JABIL CIRCUIT (GUANGZHOU) LTD.

as a

MANUFACTURING SUBSIDIARY

And

AMENDMENT NO. 8

to

RECEIVABLES PURCHASE AGREEMENT

Dated as of May 11, 2007

THIS APPROVAL AND AMENDMENT NO. 8 (this “Approval/Amendment”) is entered into by and among Jabil Circuit Financial II, Inc., a Delaware corporation (the “Seller”), Jabil Circuit, Inc., a Delaware corporation (the “Servicer”), Jupiter Securitization Company LLC, formerly known as Jupiter Securitization Corporation (“Jupiter”), the financial institutions party hereto (the “Financial Institutions”) and JPMorgan Chase Bank, N.A. (successor by merger to Bank One, NA (Main Office Chicago)), as Agent (the “Agent”).

PRELIMINARY STATEMENTS

A. The Seller, the Servicer, Jupiter, the Financial Institutions and the Agent are parties to that certain Receivables Purchase Agreement dated as of February 25, 2004 (as amended, restated, supplemented or otherwise modified from time to time, the “RPA”). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the RPA.

B. The Agent has agreed to approve Jabil Circuit (Guangzhou) Ltd., a corporation incorporated under the laws of the Peoples Republic of China (“Jabil Huangpu”), as a Manufacturing Subsidiary under the RPA, and in connection therewith, Seller, the Servicer, Jupiter, the Financial Institutions and the Agent have agreed to amend the RPA on the terms and subject to the conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the premises set forth above, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

Section 1. Approval of Manufacturing Subsidiary. The Agent hereby approves Jabil Huangpu as a Manufacturing Subsidiary under and pursuant to the terms and conditions of the RPA, and for purposes of clause (xx)(F) of the definition of “Eligible Receivable” in the RPA, the Agent approves products manufactured by and purchased from Jabil Huangpu in its plant located at 128 Jun Cheng Road, Guangzhou Economy and Technology Development Zone, Peoples Republic of China.

Section 2. Amendment. Effective as of the date hereof and subject to the satisfaction of the conditions precedent set forth in Section 3 below, the RPA is hereby amended as follows:

(a) Section 7.1 of the RPA is amended to add the following new Section 7.1(o):

(o) Within five (5) days prior to any extension of the Liquidity Termination Date and upon the Agent’s request at any time the ratings then assigned to Jabil’s senior unsecured long-term non-credit enhanced debt are not at least BB- by Standard & Poor’s Ratings Group or at least Ba3 by Moody’s Investors Service, Inc., the Seller will cause Jabil Huangpu to deliver an executed director’s certificate in the form attached hereto as Exhibit XII.

(b) Exhibit I of the RPA is amended to add the following definitions in the appropriate alphabetical order:

“Jabil Huangpu” means Jabil Circuit (Guangzhou) Ltd., a corporation incorporated under the laws of the Peoples Republic of China Circuit as a limited liability company.

“Manufacturing Subsidiary” means each of Jabil Chihuahua, Jabil Huangpu, Jabil Luxembourg, Jabil Malaysia, Jabil Mexico, Jabil Reynosa, Jabil Reynosa II and any other Subsidiary of Jabil which the Agent approves in writing as a Manufacturing Subsidiary from time to time.

(c) Exhibit III of the RPA is hereby amended to add the following information at the end:

PEOPLES REPUBLIC OF CHINA

Jabil Circuit (Guangzhou) Ltd.

128 Jun Cheng Road

Guangzhou Economy and Technology Development Zone

Peoples Republic of China

(d) Exhibit IV of the RPA is hereby amended to add the following Collection Account information:

Collection Bank	Lockbox Address	Related Collection Account
JPMorgan Chase, N.A.	N/A	xxxxxxxx
JPMorgan Chase, N.A.	N/A	xxxxxxxx

(e) The RPA is amended to add new Exhibit XII in the form attached as Exhibit A hereto.

Section 3. Conditions Precedent.

(a) This Approval/Amendment shall become effective and be deemed effective, as of the date first above written, upon the latest to occur of (i) the date hereof, (ii) receipt by the Agent of one copy of this Approval/Amendment duly executed by each of the parties hereto and (iii) receipt by the Agent of each of the documents listed on Schedule I hereto.

(b) Each of the Agent and each Purchaser hereby consents to Amendment No. 2 to the Receivables Sale Agreement, effective as of the date hereof, among the Originators and the Seller.

Section 4. Covenants, Representations and Warranties of the Seller and the Servicer.

(a) Upon the effectiveness of this Approval/Amendment, each of the Seller and the Servicer hereby reaffirms all covenants, representations and warranties made by it in the RPA, as amended, and agrees that all such covenants, representations and warranties shall be deemed to have been re-made as of the effective date of this Approval/Amendment.

(a) Each of the Seller and the Servicer hereby represents and warrants as to itself (i) that this Approval/Amendment constitutes the legal, valid and binding obligation of such party enforceable against such party in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and general principles of equity which may limit the availability of equitable remedies and (ii) upon the effectiveness of this Approval/Amendment, that no event shall have occurred and be continuing which constitutes an Amortization Event or a Potential Amortization Event.

Section 5. Fees, Costs, Expenses and Taxes. Without limiting the rights of the Agent and the Purchasers set forth in the RPA and the other Transaction Documents, the Seller agrees to pay on demand all reasonable fees and out-of-pocket expenses of counsel for the Agent and the Purchasers incurred in connection with the preparation, execution and delivery of this Approval/Amendment and the other instruments and documents to be delivered in connection herewith and with respect to advising the Agent and the Purchasers as to their rights and responsibilities hereunder and thereunder.

Section 6. Reference to and Effect on the RPA.

(a) Upon the effectiveness of this Approval/Amendment, each reference in the RPA to “this Agreement,” “hereunder,” “hereof,” “herein,” “hereby” or words of like import shall mean and be a reference to the RPA as amended hereby, and each reference to the RPA in any other document, instrument or agreement executed and/or delivered in connection with the RPA shall mean and be a reference to the RPA as amended hereby.

(b) Except as specifically amended hereby, the RPA and other documents, instruments and agreements executed and/or delivered in connection therewith shall remain in full force and effect and are hereby ratified and confirmed.

(b) The execution, delivery and effectiveness of this Approval/Amendment shall not operate as a waiver of any right, power or remedy of any Purchaser or the Agent under the RPA or any of the other Transaction Documents, nor constitute a waiver of any provision contained therein.

Section 7. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF ILLINOIS.

Section 8. Execution in Counterparts. This Approval/Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.

Section 9. Headings. Section headings in this Approval/Amendment are included herein for convenience of reference only and shall not constitute a part of this Approval/Amendment for any other purpose.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Approval/Amendment to be executed on the date first set forth above by their respective officers thereto duly authorized, to be effective as hereinabove provided.

JABIL CIRCUIT FINANCIAL II, INC., as Seller

By:	/s/ JOHN MORRIS
Name:	John Morris
Title:	President and Treasurer

JABIL CIRCUIT, INC., as Servicer

By:	/s/ SERGIO CADAVID
Name:	Sergio Cadavid
Title:	Treasurer

JUPITER SECURITIZATION COMPANY LLC (formerly Jupiter Securitization Corporation)

By:	JPMorgan Chase Bank, N.A., As its attorney-in-fact

	By:	/s/ MAUREEN MARCON
	Name:	Maureen Marcon
	Title:	Authorized Signatory

JPMORGAN CHASE BANK, N.A. (successor by merger to Bank One, N.A. (Main Office Chicago)), as a Financial Institution and as Agent

	By:	/s/ MAUREEN MARCON
	Name:	Maureen Marcon
	Title:	Vice President

Exhibit A

EXHIBIT XII

Form of Director’s Certificate

[to be transcribed on JABIL CIRCUIT (GUANGZHOU) LTD. letterhead]

                     20

Jupiter Securitization Company, LLC

(formerly Jupiter Securitization Corporation)

c/o JPMorgan Chase Bank, N.A. (as successor to Bank One, N.A.)

Asset Backed Finance

Suite IL1-0079, 1-19

1 Bank One Plaza

Chicago, Illinois 60670-0079

JPMorgan Chase Bank, N.A. (as successor to Bank One, N.A.), as Agent

Suite IL1-0612, 1-21

1 Bank One Plaza

Chicago, Illinois 60670-0612

Each of the “Financial Institutions” from time to time

party to the “Purchase Agreement” (as defined in the

Estoppel Letter referred to below)

Dear Sirs

Receivables Purchase Agreement dated as of 25 February 2004 (as amended, restated, supplemented or otherwise modified from time to time, the “Purchase Agreement”), among Jabil Circuit Financial II, Inc., as seller (“Seller”), Jabil Circuit, Inc. (“Jabil”), as Servicer, Jupiter Securitization Corporation, as purchaser, the Financial Institutions party thereto and JPMorgan Chase Bank, N.A. (as successor To Bank One, N.A.) as Agent

I, Forbes I. J. Alexander, being the Chairman of the Board of Directors and legal representative of Jabil Circuit (Guangzhou) Ltd. (“Jabil Huangpu”), a corporation incorporated under the laws of the People’s Republic of China (the “PRC”), refer to the Estoppel Letter dated as of 11 May 2007 (the “Estoppel Letter”), issued by Jabil Huangpu in connection with the transfer by Jabil and Jabil Circuit of Texas, LP (“Jabil Texas”) to Seller pursuant to the Receivables Sale Agreement dated as of 24 February 2004 (as amended, restated, supplemented or otherwise are modified from time to time, the “RSA”), among Jabil, Jabil Texas, Jabil Global Services, Inc., Jabil Defense and Aerospace Services, LLC. and the Seller, of the Receivables, Related Security, Collections and Collection Accounts (all as defined in the Purchase Agreement and the RSA), including the Receivables arising from the sale of inventory owned by Jabil and Jabil Texas, which is manufactured by Jabil Huangpu and sold to Jabil and Jabil Texas.

Jupiter Securitization Corporation, et. al.

                    , 20

Terms defined in the Purchase Agreement and the Estoppel Letter shall have the same meaning when used herein.

I hereby certify on behalf of Jabil Huangpu that, to the best of my knowledge and belief, having made all due and careful enquiries:

(i)	Jabil Huangpu has not as of the date hereof asked, demanded, sued for, taken or received from, and shall not at any time ask, demand, sue for, take or receive from, either Originator or the Seller any Adverse Claim in, to or against any of the Products or the Designated Assets and Jabil Huangpu has not granted, created or suffered to exist and has no intention to grant, create or suffer to exist, any Adverse Claim on the Products or the Designated Assets in favour of any third party, until and unless all obligations to be performed by Jabil, and its Subsidiaries and Jabil Texas, under the Purchase Agreement are fully satisfied and Jabil, and its Subsidiaries and Jabil Texas, are released and discharged therefrom;

(ii)	as of the date hereof, no Person has any Adverse Claim against any Personal Property of Jabil Huangpu;

(iii)	as of the date hereof, no step has been taken by Jabil Huangpu and no legal proceedings have been commenced for the winding up or dissolution of Jabil Huangpu or for the appointment of a receiver, trustee or similar officer of Jabil Huangpu or its assets, and no notice or demand under Sections 2 and 8 of the Bankruptcy Law of the PRC has been received by Jabil Huangpu;

(iv)	as of the date hereof, Jabil Huangpu has not entered into, and does not intend to enter into, any agreement or arrangement which would provide for, or intend in the future to provide for, any Adverse Claim on any of Jabil Huangpu’s Personal Property, including any of the Designated Assets; and

(v)	as of the date hereof, Jabil Huangpu maintains a current registration with and a valid and effective business license from the State Administration for Industry and Commerce of the PRC.

For and on behalf of

JABIL CIRCUIT (GUANGZHOU) LTD. a company incorporated under the laws of the Peoples Republic of China

By:
Name:
Title:	Chairman of the Board of Directors

Schedule I

List of Closing Documents for Addition of Jabil Huangpu

1. Estoppel Letter executed by Jabil Huangpu.

2. Sale and Distribution Agreement between Jabil Huangpu and Jabil Circuit, Inc., together with Amendment No. 1 thereto.

3. Sale and Distribution Agreement between Jabil Huangpu and Jabil Circuit of Texas, LP, together with Amendment No. 1 thereto.

4. Letter from Jabil Huangpu to Jupiter, the Agent and the Financial Institutions confirming no Adverse Claims or intent to grant Adverse Claims as to products manufactured by Jabil Huangpu, the existence of current registration and valid business license of Jabil Huangpu, and no pending legal proceedings pending against Jabil Huangpu for winding up, bankruptcy or dissolution.

5. Written consent of directors of Jabil Huangpu adopting resolutions approving its designation as a Manufacturing Subsidiary and the execution of the Estoppel Letter.

6. Copy of search of public records for title, mortgages and attachments by courts regarding Jabil Huangpu and its real property.

7. Opinion of Jun He Law Offices, local counsel for Jabil Huangpu, regarding (i) general corporate matters, (ii) due execution of the Estoppel Letter and enforceability (and limitations on enforceability) of the Estoppel Letter in the event an action is brought in a court in the Peoples Republic of China, (iii) choice of law, (iv) consents and (vi) non-contravention of laws and agreements.

8. Opinion of Holland & Knight LLP regarding enforceability of the Estoppel Letter.

9. Amendment No. 2 to Collection Account Agreement